CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of LPL Financial Holdings Inc. and subsidiaries and the effectiveness of LPL Financial Holdings Inc. and subsidiaries' internal control over financial reporting dated February 25, 2016, appearing in the Annual Report on Form 10-K of LPL Financial Holdings Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

February 25, 2016
San Diego, California